Exhibit 8.1

BeiGene, Ltd. c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman Cayman Islands KY1-1108	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

January 21, 2025

Swiss Tax Opinion on Registration Statement on Form S-4

Ladies and Gentlemen,

We have acted as special Swiss counsel to BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability (the Company), in connection with the proposed change of jurisdiction of incorporation of the Company from Cayman Islands to Switzerland, through a transaction known as a continuation under Section 206 of the Companies Act (as amended) of the Cayman Islands and Article 161 of the Swiss Federal Act on Private International Law (Bundesgesetz über das Internationale Privatrecht) of December 18, 1987 and Article 126 of the Swiss Federal Ordinance of the Commercial Register (Handelsregisterverordnung) of October 17, 2007, as amended (the Continuation).

As such counsel, we have been requested to give our opinion as to certain matters of Swiss tax law in connection with the registration statement on Form S-4 initially filed by the Company with the U.S. Securities and Exchange Commission on August 7, 2024 (as amended, the Registration Statement) under the Securities Act of 1933, as amended (the Securities Act).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances which are or may be referred to in the Registration Statement, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Registration Statement or the factual background assumed therein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

For the purpose of giving this opinion, we have only reviewed an electronic copy of the Registration Statement.

II.	Assumptions

In rendering the opinion below, we have assumed that the Continuation will be conducted in the manner as described in the Registration Statement.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the statements set forth in the Registration Statement contained under the following headings:

•	“Proposal No. 1: Approval of the Continuation—Material Tax Considerations—Scope of Discussions—Switzerland”;

•	“Proposal No. 1: Approval of the Continuation—Material Tax Considerations—Material Tax Considerations with Respect to the Continuation—Swiss Taxation”;

•	“Proposal No. 1: Approval of the Continuation—Material Tax Considerations—Taxation of BeiGene and its Subsidiaries Subsequent to the Continuation—Swiss Taxation”; and

•	“Proposal No. 1: Approval of the Continuation—Material Tax Considerations—Taxation of Shareholders Subsequent to the Continuation—Swiss Taxation”,

are a fair and accurate summary in all material respects of the tax matters purported to be described therein.

IV.	Qualifications

The above opinion is subject to the following qualifications:

a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

b)	The opinion set forth herein is limited to the specific matters addressed and no other opinions are expressed or may be implied or inferred.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal and Tax Matters” and “Enforcement of Civil Liabilities under U.S. Securities Laws” in the proxy statement/prospectus contained in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely,

/s/ Homburger AG

Homburger AG

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